UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2009

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On April 6, 2009, BearingPoint, Inc. (the “Company”), certain of its subsidiaries (collectively with the Company, “BearingPoint”) and Deloitte LLP (“Deloitte”) entered into Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”) dated as of April 3, 2009, which amends the Asset Purchase Agreement dated as of March 23, 2009 (the “Asset Purchase Agreement”) among BearingPoint and Deloitte. The Amendment, among other things, modifies the Asset Purchase Agreement to provide that the termination fee will not be payable in certain specific circumstances where the event that would have triggered its payment was wholly beyond the control of BearingPoint and instead provides for an increased expense reimbursement in such circumstances. A copy of the Asset Purchase Agreement is attached as Exhibit 99.1 hereto. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 99.2 hereto.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description

99.1	Asset Purchase Agreement dated as of March 23, 2009.
99.2	Amendment No. 1 to the Asset Purchase Agreement dated as of April 3, 2009.
Forward-Looking Statements
          Some of the statements in this Form 8-K constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, certain statements regarding the Company’s restructuring process and the sale of the Company’s businesses. These statements are based on our current expectations, estimates and projections. Words such as “will,” “expects,” “believes” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecast in these forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include, without limitation: (i) the ability of the Company to continue as a going concern; (ii) the Company’s ability to obtain Bankruptcy Court approval with respect to the proposed sale transactions, if required, and changes to the restructuring plan and the revised compensation plan for executive officers; (iii) Bankruptcy Court rulings and the outcome of the Company’s Chapter 11 proceedings in general; (iv) the ability of the Company to consummate the proposed sale of its Public Services business unit as well as enter into definitive agreements with respect to the sale of the rest of its businesses on favorable terms, if at all; (v) the ability of the Company to meet conditions precedent prior to the consummation of any sale transactions; (vi) the ability of third parties to fulfill their obligations pursuant to sale agreements; and (vii) uncertainties related to the Company’s bankruptcy proceedings and those inherent in transactions involving the sale of portions of the Company. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2009	BearingPoint, Inc.
	By:	/s/ Kenneth A. Hiltz
Kenneth A. Hiltz
Chief Financial Officer

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